UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 15, 2012
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

     BB&T Corporation (“BB&T”) has submitted redemption notices to the property trustee for each trust listed below, which will result in the redemption of the trust preferred securities identified in the table below on the redemption date specified for each security. Each series of trust preferred securities is currently callable and the redemptions are being undertaken at the option of BB&T. Under applicable regulatory capital guidelines issued by bank regulatory agencies, upon notice of redemption, these trust preferred securities will no longer qualify as Tier 1 capital for BB&T. These redemptions are consistent with the capital plan BB&T submitted to the Federal Reserve Board, and will be funded by general corporate reserves.

Trust	Security	Principal Amount	CUSIP	Redemption Date	Trustee/Paying Agent
First Citizens	Floating Rate	$10,000,000	3196159C6	June 18, 2012	U.S. Bank National
Bancorp (TN)	Capital Securities				Association
Statutory Trust I	(3 Month
LIBOR+2.75%)

First Citizens	Floating Rate	$7,000,000	3196159Z5	June 15, 2012	Wilmington Trust
Bancorp (TN)	Capital Securities				Company
Statutory Trust II	(3 Month
LIBOR+1.70%)

Main Street	Floating Rate	$5,000,000	56034TAA6	June 30, 2012	U.S. Bank National
Banks Statutory	Capital Securities				Association
Trust I	(3 Month
LIBOR+3.25%)

Main Street	Floating Rate	$45,000,000	56034UAA3	June 30, 2012	U.S. Bank National
Banks Statutory	Capital Securities				Association
Trust II	(3 Month
LIBOR+3.25%)

Coastal	Floating Rate	$15,000,000	19046RAA4	June 30, 2012	The Bank of New
Financial	Capital Securities				York Mellon
Capital Trust I	(3 Month
LIBOR+3.05%)

     All trust preferred securities will be redeemed at 100% of the principal amount per security, which will be equal to the liquidation amount of $1,000 per trust preferred security, plus accrued and unpaid distributions to the redemption date.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell

Name:	Cynthia B. Powell
Title:	Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: May 15, 2012